UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2018 (August 6, 2018)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2018, the sole stockholder of Protective Life Corporation (the “Company”), acting by written consent, elected Tetsuya Kikuta to the Board of Directors of the Company (the “Board”), effective as of August 6, 2018. Also on August 6, 2018, the Board elected Mr. Kikuta to the Risk, Finance and Investments Committee of the Board.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The information in Item 5.02 set forth above is incorporated herein by reference.

Additionally, on August 6, 2018, and effective as of that date, the sole stockholder of the Company, acting by written consent, approved an amendment and restatement of the Amended and Restated Bylaws of the Company (as so amended and restated, the “Amended and Restated Bylaws”) to (i) increase the size of the Board from ten (10) directors to eleven (11) directors, and (ii) to fix the number of directors to serve on the Board at eleven (11) directors.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Protective Life Corporation, effective as of August 6, 2018, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Dated: August 8, 2018